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                                                                  Exhibit 10(rr)


                           CHANGE IN CONTROL AGREEMENT

         This Change in Control Agreement (this "Agreement"), dated as of September 8, 1999, is by and between Allen Telecom Inc., a Delaware corporation (the "Corporation"), and J. Chisholm Lyons ("Lyons").

                                    RECITALS:

         A. The Board of Directors of the Corporation (the "Board") has recognized that the Corporation may be vulnerable to a change in control transaction.

         B. In order to induce Lyons to remain as a consultant to the Corporation, the Corporation agrees to pay to Lyons a Change in Control Payment (as defined in Section 2(a)) in the event that a Change in Control (as defined in Section 2(b)) of the Corporation occurs during the Term (as defined in
Section 1) as described below.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lyons and the Corporation agree as follows:

         1. TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence on September 8, 1999, and shall continue through December 31, 2002; PROVIDED, HOWEVER, that commencing on January 1, 2000, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; and PROVIDED, FURTHER, that this Agreement shall automatically terminate in the event that Lyons ceases to be a consultant to the Corporation for any reason.

         2. CHANGE IN CONTROL PAYMENT. (a) AMOUNT. If a Change in Control of the Corporation shall occur during the Term, the Corporation shall pay to Lyons $250,000.00 (or such higher amount as the Board may determine in its sole discretion) (the "Change in Control Payment"), subject to the conditions and pursuant to the terms set forth in this Section 2.

         (b) CHANGE IN CONTROL. No benefits shall be payable hereunder unless there shall have been a change in control of the Corporation during the Term as set forth below. For purposes of this Agreement, a "Change in Control" of the Corporation shall be deemed to have occurred if:

                  (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation

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         representing 30% or more of the combined voting power of the
         Corporation's then outstanding securities;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(b)) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than
         (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as defined in Section 2(b)(i)) acquires more than 30% of the combined voting power of the Corporation's then outstanding securities; or

                  (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         (c) REDUCTION. Notwithstanding anything to the contrary contained in this Agreement, in the event that, by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), any payment or benefit received or to be received by Lyons in connection with a change in control of the Corporation whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, its successors, any person whose actions result in a change in control or any corporation affiliated (or which, as a result of the completion of the transactions causing a change in control will become affiliated) (an "Affiliate") with the Corporation within the meaning or Section 1504 of the Code (collectively, "Total Payments"), would not be deductible (in whole or in part) by the Corporation, an Affiliate or other person making such payment or providing such benefit, the Change in Control Payment shall be reduced until no portion of the Total Payments is not deductible by reason of Section 280G of the Code.

         (d) TIME OF PAYMENT. The payments provided for in this Section 2 shall be made not later than the fifth business day following the date that the Change in Control is consummated (the "Closing Date").

         3. SUCCESSORS; BINDING AGREEMENT. (a) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would

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be required to perform it if no such succession had taken place. As used in this
Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Lyons and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees or legatees. If Lyons should die after the occurrence of a Change in Control while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Lyons's devisee, legatee or other designee or, if there is no such designee, to his estate.

         4. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Lyons and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior to subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio without regard to its conflicts of law principles. All references to Sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under
Section 2 shall survive the expiration of the term of this Agreement.

         5. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         7. ARBITRATION. Following a Change in Control of the Corporation, any dispute or controversy between the Corporation and Lyons arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Cleveland, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


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         IN WITNESS WHEREOF, Lyons has executed, and the Corporation has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                     ALLEN TELECOM INC.



                                     By: /s/ Robert G. Paul
                                        -------------------------------
                                         Name:  Robert G. Paul
                                         Title: President



                                     J. CHISHOLM LYONS


                                     /s/ J. Chisholm Lyons
                                     ----------------------------------

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